EXHIBIT 22

                        Subsidiaries of the Registrant
                        ------------------------------


                                           State or Jurisdiction
            Name                              of Incorporation
----------------------------------         ---------------------

Milgray/Cleveland, Inc.                          Ohio
Milgray/New England, Inc.                        Massachusetts
Milgray/Delaware Valley, Inc.                    New Jersey
Milgray/Washington, Inc.                         Maryland
Milgray Ltd.                                     New York
Milgray/International, Inc.                      New York
Milgray/New York, Inc.                           New York
Milgray/Florida, Inc.                            Florida
Milgray/Kansas City, Inc.                        Kansas
Birnbach Company, Inc.                           New York
Milgray/Chicago, Inc.                            Illinois
Milgray/Dallas, Inc.                             Texas
Milgray Electronics/P.R., Inc.                   Delaware
Milgray/Utah, Inc.                               Utah
Milgray/California, Inc.                         California
Milgray/New Jersey, Inc.                         New Jersey
Milgray/Toronto, Inc.                            Ontario
Milgray/Houston, Inc.                            Texas
Milgray/Raleigh, Inc.                            North Carolina
Milgray/Orange County, Inc.                      California
Milgray/Computer Products, Inc.                  Delaware
Milgray/Northern California, Inc.                California
Milgray/Upstate New York, Inc.                   New York
Milgray/Atlanta, Inc.                            Georgia
Milgray/Connecticut, Inc.                        Connecticut
U.S. Computer Supply, Inc.                       New York
Milgray/Indiana, Inc.                            Indiana
Milgray/Colorado, Inc.                           Colorado
Milgray/Huntsville, Inc.                         Alabama
Milgray/San Diego, Inc.                          California
Milgray/Oregon, Inc.                             Oregon
Viewtek, Inc.                                    New York


         All of the outstanding stock of each of the above subsidiaries is wholly owned by the registrant. Each of the above subsidiaries does business under its own name and/or as a subsidiary of the registrant.